Exhibit 99.1
TRI POINTE HOMES, INC. REPORTS 2022 FOURTH QUARTER AND RECORD FULL YEAR RESULTS AND ANNOUNCES NEW STOCK REPURCHASE PROGRAM
Fourth Quarter Highlights
-Diluted Earnings Per Share of $1.98, Up 49% Year-Over-Year-
-New Home Deliveries of 2,016 for Home Sales Revenue of $1.5 Billion-
-Homebuilding Gross Margin Percentage of 25.0%-
-Pre-tax Margin of 18.0%-
-Return on Average Equity of 22.5%*-

INCLINE VILLAGE, Nev., February 21, 2023 / Business Wire / – Tri Pointe Homes, Inc. (the “Company”) (NYSE: TPH) today announced results for the fourth quarter ended December 31, 2022 and full year 2022. The Company also announced that its Board of Directors has approved a new stock repurchase program authorizing the repurchase of up to $250 million of common stock through December 31, 2023 (the “Repurchase Program”).
“Tri Pointe Homes delivered another quarter of strong profitability for the fourth quarter of 2022, reporting all-time highs for quarterly home sales revenue of $1.5 billion, pre-tax income of $274 million, and diluted earnings per share of $1.98,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “The strong finish to the year resulted in a record-breaking full year performance on both the top and bottom lines for the second consecutive year. For the full year, home sales revenue increased 9% to $4.3 billion, pre-tax income increased 24% to $773 million and diluted earnings per share increased 35% to $5.54.”
Mr. Bauer continued, “In addition to logistical challenges, our industry was also confronted with a challenging market in the back half of 2022, which found consumers facing a difficult home buying environment. In light of these circumstances, our team prioritized delivering our high margin homes in backlog and planning for success in 2023. This included analyzing price positioning and product offerings at both existing and future communities, as well as driving cost savings to produce more affordable price points. These strategies have already shown positive results in the early part of 2023. For the month of January, net new home orders were 421 with an absorption rate of 3.1 per community. To date in February, we have seen similarly strong results with absorption rates of approximately 4.0 net new home orders per community.”
Mr. Bauer concluded, “We ended 2022 in a strong cash position and intend to use that capital to fund community count growth in 2023, which we anticipate will lead to more scale in each of our markets and drive better leverage and returns. We are encouraged by the early sales success we are seeing this year, while recognizing that this positive momentum could be impacted by further interest rate increases and the possibility of a recession. Long term, we remain extremely positive on the outlook for housing due to the lack of supply and favorable buyer demographics, and we feel Tri Pointe is in a strong position to capitalize on these factors.”
Results and Operational Data for Fourth Quarter 2022 and Comparisons to Fourth Quarter 2021
•Net income available to common stockholders was $203.0 million, or $1.98 per diluted share, compared to $147.4 million, or $1.33 per diluted share
•Home sales revenue for the quarter was $1.5 billion, an increase of 25%
◦New home deliveries of 2,016 homes compared to 1,885 homes, an increase of 7%
◦Average sales price of homes delivered of $746,000 compared to $637,000
•Homebuilding gross margin percentage of 25.0% compared to 24.4%, an increase of 60 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 27.9%**
•Selling, general and administrative (“SG&A”) expense as a percentage of homes sales revenue of 7.6% compared to 8.5%, a decrease of 90 basis points
•Net new home orders of 444 compared to 1,424, a decrease of 69%
•Active selling communities averaged 136.8 compared to 110.5, an increase of 24%

◦Net new home orders per average selling community decreased by 74% to 3.2 orders (1.1 monthly) compared to 12.9 orders (4.3 monthly)
◦Cancellation rate of 42% compared to 9%
•Backlog units at quarter end of 1,472 homes compared to 3,158, a decrease of 53%
◦Dollar value of backlog at quarter end of $1.2 billion compared to $2.2 billion, a decrease of 48%
◦Average sales price in backlog at quarter end of $791,000 compared to $710,000, an increase of 11%
•Ratios of debt-to-capital and net debt-to-net capital of 32.7% and 14.7%**, respectively, as of December 31, 2022
•Ended fourth quarter of 2022 with total liquidity of $1.6 billion, including cash of $889.7 million and $691.1 million of availability under the Company’s unsecured revolving credit facility
*    Return on average equity is calculated as net income available to common stockholders for the trailing twelve months divided by average stockholders’ equity for the trailing five quarters
**    See “Reconciliation of Non-GAAP Financial Measures”
Results and Operational Data for Full Year 2022 and Comparisons to Full Year 2021
•Net income available to common stockholders was $576.1 million, or $5.54 per diluted share, compared to $469.3 million, or $4.12 per diluted share
•Home sales revenue of $4.3 billion compared to $4.0 billion, an increase of 9%
◦New home deliveries of 6,063 homes compared to 6,188 homes, a decrease of 2%
◦Average sales price of homes delivered of $708,000 compared to $639,000, an increase of 11%
•Homebuilding gross margin percentage of 26.4% compared to 24.9%, an increase of 150 basis points
◦Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 29.0%**
•SG&A expense as a percentage of homes sales revenue of 9.0% compared to 9.6%, a decrease of 60 basis points
•Net new home orders of 4,377 compared to 6,382, a decrease of 31%
•Active selling communities averaged 124.7 compared to 111.8, an increase of 12%
◦Net new home orders per average selling community decreased by 40% to 35.1 orders (2.9 monthly) compared to 57.1 orders (4.8 monthly)
◦Cancellation rate of 19% compared to 8%
•Repurchased 9,396,381 shares of common stock at an average price of $21.57 for an aggregate dollar amount of $202.6 million in the full year ended December 31, 2022

**    See “Reconciliation of Non-GAAP Financial Measures”
“Our aim is to optimize our business to current market conditions while taking advantage of our strong land pipeline to grow volume over time. We have implemented initiatives designed to improve absorptions, realign our cost structure, and maximize profitability and return on equity,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “Our operating teams have been hard at work obtaining lower costs at all of our projects with a goal of 10% to 20% in cost reductions by the end of 2023. Additionally, we are focused on improving cycle times to accelerate inventory turns and increase our delivery volume. While average cycle times have increased compared to pre-pandemic levels, our goal is to reduce cycle times by an average of four to six weeks by year end.”

Outlook
For the first quarter of 2023, the Company anticipates delivering between 750 and 850 homes at an average sales price between $720,000 and $730,000. The Company expects its homebuilding gross margin percentage to be in the range of 23.0% to 24.0% for the first quarter of 2023 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 14.0% to 14.5%. Lastly, the Company expects its effective tax rate for the first quarter of 2023 to be in the range of 26.0% to 27.0%.
Stock Repurchase Program
On February 15, 2023, our Board of Directors approved the Repurchase Program, which authorizes the repurchase of up to $250 million of Company common stock through December 31, 2023. Purchases of common stock pursuant to the Repurchase Program may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Company is not obligated under the Repurchase Program to repurchase any specific number or dollar amount of shares of common stock, and it may modify, suspend or discontinue the Repurchase Program at any time. Company management will determine the timing and amount of any repurchases in its discretion based on a variety of factors, such as the market price of the Company’s common stock, corporate requirements, general market economic conditions, legal requirements and applicable tax effects.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) on Tuesday, February 21, 2023. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Chief Marketing Officer.
Interested parties can listen to the call live and view the related presentation slides on the internet through the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Fourth Quarter 2022 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for one week following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13735368. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes®
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms, and proven leadership of a national organization with the regional insights, longstanding community connections, and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019. The company made Fortune magazine’s 2017 100 Fastest-Growing Companies list, was named as a Great Place to Work-Certified™ company in both 2021 and 2022, and was named on several Great Place to Work® Best Workplaces lists in 2022. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:	Media Contact:

InvestorRelations@TriPointeHomes.com, 949-478-8696	Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Operating Data:
Home sales revenue	$1,504,177	$1,200,222	$303,955	25%	$4,291,563	$3,955,154	$336,409	9%
Homebuilding gross margin	$376,756	$292,580	$84,176	29%	$1,130,982	$982,917	$148,065	15%
Homebuilding gross margin %	25.0%	24.4%	0.6%		26.4%	24.9%	1.5%
Adjusted homebuilding gross margin %*	27.9%	28.1%	(0.2)%		29.0%	27.9%	1.1%
SG&A expense	$114,726	$102,451	$12,275	12%	$387,509	$379,377	$8,132	2%
SG&A expense as a % of home sales revenue	7.6%	8.5%	(0.9)%		9.0%	9.6%	(0.6)%
Net income available to common stockholders	$202,973	$147,440	$55,533	38%	$576,060	$469,267	$106,793	23%
Adjusted EBITDA*	$324,716	$257,365	$67,351	26%	$929,081	$801,340	$127,741	16%
Interest incurred	$35,294	$24,766	$10,528	43%	$124,529	$92,783	$31,746	34%
Interest in cost of home sales	$38,036	$23,991	$14,045	59%	$106,595	$101,176	$5,419	5%

Other Data:
Net new home orders	444	1,424	(980)	(69)%	4,377	6,382	(2,005)	(31)%
New homes delivered	2,016	1,885	131	7%	6,063	6,188	(125)	(2)%
Average sales price of homes delivered	$746	$637	$109	17%	$708	$639	$69	11%
Cancellation rate	42%	9%	33%		19%	8%	11%
Average selling communities	136.8	110.5	26.3	24%	124.7	111.8	12.9	12%
Selling communities at end of period	136	112	24	21%
Backlog (estimated dollar value)	$1,164,678	$2,242,159	$(1,077,481)	(48)%
Backlog (homes)	1,472	3,158	(1,686)	(53)%
Average sales price in backlog	$791	$710	$81	11%

	December 31, 2022	December 31, 2021	Change
Balance Sheet Data:
Cash and cash equivalents	$889,664	$681,528	$208,136
Real estate inventories	$3,173,849	$3,054,743	$119,106
Lots owned or controlled	33,794	41,675	(7,881)
Homes under construction (1)	2,373	3,632	(1,259)
Homes completed, unsold	288	27	261
Total debt, net	$1,378,051	$1,337,723	$40,328
Stockholders' equity	$2,832,389	$2,447,621	$384,768
Book capitalization	$4,210,440	$3,785,344	$425,096
Ratio of debt-to-capital	32.7%	35.3%	(2.6)%
Ratio of net debt-to-net-capital*	14.7%	21.1%	(6.4)%
_____________________________________
(1)     Homes under construction included 78 and 85 models at December 31, 2022 and December 31, 2021, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2022	December 31, 2021
Assets	(unaudited)
Cash and cash equivalents	$889,664	$681,528
Receivables	169,449	116,996
Real estate inventories	3,173,849	3,054,743
Investments in unconsolidated entities	129,837	118,095
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	34,851	57,096
Other assets	165,687	151,162
Total assets	$4,719,940	$4,336,223

Liabilities
Accounts payable	$62,324	$84,854
Accrued expenses and other liabilities	443,034	466,013
Loans payable	287,427	250,504
Senior notes	1,090,624	1,087,219
Total liabilities	1,883,409	1,888,590

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 101,017,708 and 109,644,474 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,010	1,096
Additional paid-in capital	3,685	91,077
Retained earnings	2,827,694	2,355,448
Total stockholders' equity	2,832,389	2,447,621
Noncontrolling interests	4,142	12
Total equity	2,836,531	2,447,633
Total liabilities and equity	$4,719,940	$4,336,223

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Homebuilding:
Home sales revenue	$1,504,177	$1,200,222	$4,291,563	$3,955,154
Land and lot sales revenue	771	5,496	5,108	13,016
Other operations revenue	674	650	2,695	2,619
Total revenues	1,505,622	1,206,368	4,299,366	3,970,789
Cost of home sales	1,127,421	907,642	3,160,581	2,972,237
Cost of land and lot sales	—	5,667	2,075	11,585
Other operations expense	665	439	2,685	2,550
Sales and marketing	62,293	48,390	175,005	179,214
General and administrative	52,433	54,061	212,504	200,163
Homebuilding income from operations	262,810	190,169	746,516	605,040
Equity in income (loss) of unconsolidated entities	346	(24)	312	(96)
Other income, net	1,455	97	2,307	525
Homebuilding income before income taxes	264,611	190,242	749,135	605,469
Financial Services:
Revenues	17,182	3,644	49,167	11,446
Expenses	7,679	1,782	25,136	6,292
Equity in income of unconsolidated entities	—	4,453	46	15,039
Financial services income before income taxes	9,503	6,315	24,077	20,193
Income before income taxes	274,114	196,557	773,212	625,662
Provision for income taxes	(68,719)	(49,117)	(190,803)	(156,395)
Net income	205,395	147,440	582,409	469,267
Net income attributable to noncontrolling interests	(2,422)	—	(6,349)	—
Net income available to common stockholders	$202,973	$147,440	$576,060	$469,267
Earnings per share
Basic	$2.01	$1.34	$5.60	$4.16
Diluted	$1.98	$1.33	$5.54	$4.12
Weighted average shares outstanding
Basic	100,947,993	109,911,768	102,898,423	112,836,051
Diluted	102,456,279	111,126,846	104,003,652	113,809,292

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	266	$774	218	$703	629	$761	788	$677
California	812	820	745	639	2,541	751	2,608	664
Nevada	159	796	146	718	522	751	527	637
Washington	36	888	73	989	208	962	296	986
West total	1,273	809	1,182	682	3,900	764	4,219	686
Colorado	121	745	77	650	322	716	231	606
Texas	338	614	360	509	1,126	553	1,081	491
Central total	459	649	437	534	1,448	590	1,312	512
Carolinas(1)	194	468	50	429	346	466	114	403
Washington D.C. Area(2)	90	951	216	643	369	808	543	634
East total	284	621	266	603	715	642	657	594
Total	2,016	$746	1,885	$637	6,063	$708	6,188	$639

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	3	13.0	153	11.7	487	13.4	829	13.8
California	226	55.5	521	40.0	1,803	49.3	2,386	39.2
Nevada	4	6.8	149	10.0	321	7.5	717	10.9
Washington	11	5.0	57	5.8	114	3.3	286	5.7
West total	244	80.3	880	67.5	2,725	73.5	4,218	69.6
Colorado	8	6.5	71	7.8	188	7.4	289	6.2
Texas	81	30.0	274	21.7	772	24.8	1,219	22.3
Central total	89	36.5	345	29.5	960	32.2	1,508	28.5
Carolinas(1)	73	15.2	91	4.7	445	12.2	220	3.5
Washington D.C. Area(2)	38	4.8	108	8.8	247	6.8	436	10.2
East total	111	20.0	199	13.5	692	19.0	656	13.7
Total	444	136.8	1,424	110.5	4,377	124.7	6,382	111.8

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of December 31, 2022			As of December 31, 2021
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	378	$316,233	$837	520	$401,257	$772
California	298	289,659	972	1,036	774,901	748
Nevada	125	102,985	824	326	237,712	729
Washington	35	27,075	774	129	133,317	1,033
West total	836	735,952	880	2,011	1,547,187	769
Colorado	50	39,988	800	184	134,831	733
Texas	282	186,001	660	636	337,232	530
Central total	332	225,989	681	820	472,063	576
Carolinas(1)	220	102,775	467	121	55,205	456
Washington D.C. Area(2)	84	99,962	1,190	206	167,704	814
East total	304	202,737	667	327	222,909	682
Total	1,472	$1,164,678	$791	3,158	$2,242,159	$710

	December 31, 2022	December 31, 2021
Lots Owned or Controlled:
Arizona	2,901	4,607
California	11,399	15,091
Nevada	1,634	2,161
Washington	827	1,010
West total	16,761	22,869
Colorado	1,600	1,683
Texas	10,361	12,297
Central total	11,961	13,980
Carolinas(1)	3,857	3,458
Washington D.C. Area(2)	1,215	1,368
East total	5,072	4,826
Total	33,794	41,675

	December 31, 2022	December 31, 2021
Lots by Ownership Type:
Lots owned	18,762	22,136
Lots controlled (1)	15,032	19,539
Total	33,794	41,675
__________
(1)    As of December 31, 2022 and 2021, lots controlled included lots that were under land option contracts or purchase contracts. As of December 31, 2022 and 2021, lots controlled for Central include 3,325 and 2,950 lots, respectively, and lots controlled for East include 141 and 179 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP financial measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage and non-cash impairments and lot option abandonments, as applicable, have on homebuilding gross margin and permits investors to make better comparisons with our competitors, who may adjust gross margins in a similar fashion.

	Three Months Ended December 31,
	2022	%	2021	%
	(dollars in thousands)
Home sales revenue	$1,504,177	100.0%	$1,200,222	100.0%
Cost of home sales	1,127,421	75.0%	907,642	75.6%
Homebuilding gross margin	376,756	25.0%	292,580	24.4%
Add: interest in cost of home sales	38,036	2.5%	23,991	2.0%
Add: impairments and lot option abandonments	4,252	0.3%	20,125	1.7%
Adjusted homebuilding gross margin	$419,044	27.9%	$336,696	28.1%
Homebuilding gross margin percentage	25.0%		24.4%
Adjusted homebuilding gross margin percentage	27.9%		28.1%

	Year Ended December 31,
	2022	%	2021	%
	(dollars in thousands)
Home sales revenue	$4,291,563	100.0%	$3,955,154	100.0%
Cost of home sales	3,160,581	73.6%	2,972,237	75.1%
Homebuilding gross margin	1,130,982	26.4%	982,917	24.9%
Add: interest in cost of home sales	106,595	2.5%	101,176	2.6%
Add: impairments and lot option abandonments	8,747	0.2%	20,838	0.5%
Adjusted homebuilding gross margin	$1,246,324	29.0%	$1,104,931	27.9%
Homebuilding gross margin percentage	26.4%		24.9%
Adjusted homebuilding gross margin percentage	29.0%		27.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	December 31, 2022	December 31, 2021
Loans payable	$287,427	$250,504
Senior notes	1,090,624	1,087,219
Total debt	1,378,051	1,337,723
Stockholders’ equity	2,832,389	2,447,621
Total capital	$4,210,440	$3,785,344
Ratio of debt-to-capital(1)	32.7%	35.3%

Total debt	$1,378,051	$1,337,723
Less: Cash and cash equivalents	(889,664)	(681,528)
Net debt	488,387	656,195
Stockholders’ equity	2,832,389	2,447,621
Net capital	$3,320,776	$3,103,816
Ratio of net debt-to-net capital(2)	14.7%	21.1%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) real estate inventory impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net income available to common stockholders	$202,973	$147,440	$576,060	$469,297
Interest expense:
Interest incurred	35,294	24,766	124,529	92,783
Interest capitalized	(35,294)	(24,766)	(124,529)	(92,783)
Amortization of interest in cost of sales	38,042	23,991	106,681	101,448
Provision for income taxes	68,719	49,117	190,803	156,395
Depreciation and amortization	9,369	8,323	28,010	32,421
EBITDA	319,103	228,871	901,554	759,561
Amortization of stock-based compensation	2,040	8,369	18,780	20,941
Real estate inventory impairments and lot option abandonments	3,573	20,125	8,747	20,838
Adjusted EBITDA	$324,716	$257,365	$929,081	$801,340